Exhibit 10.1

PEAK BIO, INC.

CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT

This Convertible Note Subscription Agreement (this “Subscription Agreement”) is made as of the 18th day of December, 2023, by and among Peak Bio, Inc., a Delaware corporation (the “Peak”), and each of the investors listed on Exhibit A attached to this Agreement (each an “Investor” and together the “Investors”).

WHEREAS, Peak desires to issue and sell, and each Investor desires to purchase, an unsecured convertible promissory note in substantially the form attached to this Agreement as Exhibit B (the “Note”) which shall be convertible on the terms stated therein into Common Stock, par value $0.0001 per share (“Common Stock”) of Peak;

WHEREAS, certain Investors are parties to Subscription Agreements dated April 28, 2023 (the “Prior Subscription Agreements”) pursuant to which such Investor purchased an Unsecured Convertible Promissory Note (the “Existing Notes”) and received certain Financing Warrants (as defined in the Prior Subscription Agreements); and

WHEREAS, the Company and the Investors parties to the Prior Subscription Agreements and holding the Existing Notes desire to replace and supersede the Existing Notes with the Note to be issued pursuant to this Subscription Agreements and to release the Company from its obligation to register the Securities issued in the Prior Subscription Agreements.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, Peak and each Investor, intending to be legally bound, agree as follows:

1. The Notes.

(a) Issuance of Notes. Subject to acceptance by Peak, and to the terms and conditions of this Subscription Agreement, each Investor agrees to purchase from Peak, a Note having the principal amount indicated on Exhibit A hereto (the “Purchase Price”)

(b) Closing; Delivery. The purchase, sale and issuance of the Notes shall take place at a closing (the “Closing”) to be held on the date this Subscription Agreement is accepted by Peak (the “Closing Date”). Peak may sell additional Notes to such persons or entities as determined by Peak up to an aggregate principal of $3,000,000, in addition to amounts being converted from the Existing Notes and amounts raised from Peak insiders. Peak may increase the aggregate principal amount of indebtedness that it will issue in its sole discretion. All such sales shall be made on the terms and conditions set forth in this Subscription Agreement. At the Closing, the Company will deliver to each Investor in such Closing a Note in such Investor’s name representing the Purchase Price set forth on Exhibit A against payment of the purchase price therefor as set forth in the column designated “Purchase Price” opposite such Investor’s name on Exhibit A, by (i) wire transfer in accordance with the Company’s instructions, or (ii) cancellation of indebtedness. For purposes of this Subscription Agreement, and all other agreements contemplated hereby, any additional purchaser so acquiring Notes shall be deemed to be an “Investor” for purposes of this Subscription Agreement, and any notes so acquired by such additional Investor shall be deemed to be “Notes.” At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the purchase as contemplated by this Subscription Agreement.

(c) Exchange of Existing Notes (Continuation of Existing Warrants).

(i) By executing and delivering this Subscription Agreement, each Investor holding an Existing Note and party to a Prior Subscription Agreement and identified on Exhibit A as a holder of Existing Notes (each such Investor, an “Existing Note Holder”) hereby irrevocably agrees that:

(A) such Existing Note Holder’s Existing Note shall automatically and without any action of the part of the Existing Note Holder convert and be exchanged for the Note at the Closing and in the respective amounts for each Existing Note Holder as set forth on Exhibit A, regardless of whether any such Existing Note or an affidavit of loss therefor is actually delivered in original or other form to the Company;

(B) the Notes in the amount set forth opposite each Existing Note Holder’s name on the Exhibit A shall be deemed the Purchase Price for such Note and are issued in full and complete discharge and satisfaction of all obligations of the Company under each Existing Note and the Prior Subscription Agreement held by such Existing Note Holder, and each such Existing Note is and will be terminated and of no further force or effect automatically at and upon the Closing; and

(C) the Existing Notes hereby are and will be deemed for all purposes to have been amended and modified by virtue hereof to the full extent necessary to permit and facilitate their conversion and exchange for the Notes issued by the Company pursuant to this Subscription Agreement, and upon the Closing, the Existing Notes shall be deemed terminated in full and null, void and of no further force or effect.

(ii) Each Existing Note Holder hereby represents, warrants and confirms to the Company that (i) he, she or it is the sole owner of all right, title and interest in and to the Existing Note corresponding to the amounts shown on Exhibit A.

(iii) Aside from each Existing Note Holder’s right to receive the Note to be issued hereunder in the amount set forth opposite such Existing Note Holder’s name on Exhibit A at the Closing and to receive rights provided for in this Subscription Agreement and as a holder of the Note to be issued hereunder, each Existing Note Holder hereby waives any and all demands, claims, suits, actions, causes of actions, proceedings, assessments and rights in respect of each of the Existing Notes, including, without limitation, if applicable, (i) any principal or interest payments accrued beyond in excess of the amounts to be converted into the Notes as provided on the Exhibit A, (ii) any right to formal notice of the conversion and exchange of the Existing Notes, and (iii) any rights arising from any past or present actual or alleged default or event of default under the Existing Notes and the Prior Subscription Agreements, including, without limitation, registration rights. The Existing Note Holders further confirm and agree that any original Existing Note held by (or delivered to) the Company may be cancelled (and marked cancelled) by the Company upon or following the Closing. Notwithstanding the foregoing, each warrant issued in connection with the issuance of the Existing Notes shall continue in full force and effect and unchanged.

2. Representations and Warranties of Peak. Peak represents and warrants to each Investor that:

(a) Peak was duly incorporated and is validly existing and in good standing under the laws of the State of Delaware. Peak has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement and the Notes.

(b) The execution, delivery and performance by Peak of this Subscription Agreement and the Notes (i) are within the power and authority of Peak and (ii) have been duly authorized by all necessary actions on the part of Peak.

(c) Each of this Subscription Agreement and the Notes to be executed by Peak has been, or will be, duly and validly executed and delivered by Peak and constitutes, or will constitute, a legal, valid and binding obligation of Peak, enforceable against Peak in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d) The issuance and sale by Peak of the Notes pursuant to this Subscription Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Peak or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Peak or any of its subsidiaries is a party or by which Peak or any of its subsidiaries is bound or to which any of the property or assets of Peak is subject that would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Peak and its subsidiaries, taken as a whole (a “Material Adverse Effect”), or materially and adversely affect the validity of the Notes or the legal authority of Peak to comply in all material respects with its obligations under this Subscription Agreement or the Notes; (ii) result in any violation of the provisions of the organizational documents of Peak; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Peak or any of its properties that would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the validity of the Notes or the legal authority of Peak to comply in all material respects with its obligations under this Subscription Agreement.

(e) As of their respective filing dates, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, all reports required to be filed by Peak with the U.S. Securities and Exchange Commission (the “SEC”) since January 28, 2021 (the “SEC Reports”) complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder (except for Peak’s failure to timely file its Annual Report on Form 10-K for the year ended 2022, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023). None of the SEC Reports filed under the Exchange Act included, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither any correction, amendment or restatement of Peak’s financial statements due to the SEC Statement, Redeemable Share Classification Changes or to other accounting matters related to initial public offering securities or expenses, nor any changes in accounting or disclosure related thereto, shall be deemed to be a breach of any representation or warranty by Peak.

(f) Peak is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the issuance of the Notes pursuant to this Subscription Agreement, other than (i) filings with the SEC, (ii) in connection with or as a result of the SEC Statement or Redeemable Share Classification Changes, (iii) filings required by applicable state securities laws, (iv) the filings required in accordance with Section 8 of this Subscription Agreement; (v) those required by the New York Stock Exchange, Nasdaq or other securities exchange, as applicable, including with respect to obtaining approval of Peak’s stockholders, (vi) the filing of a notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (vii) the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(g) As of the date hereof, Peak has not received any written communication from a governmental authority that alleges that Peak is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(h) Assuming the accuracy of the Investor’s representations and warranties set forth in Section 3 of this Subscription Agreement, no registration under the Securities Act of 1933, as amended (the “Securities Act”), is required for the offer and sale of the Notes by Peak to the Investor.

(i) Neither Peak nor any person acting on its behalf has offered or sold the Notes by any form of general solicitation or general advertising in violation of the Securities Act.

(j) Other than the fees it is paying to Paulson Investment Company, LLC (the “Placement Agent”), Peak is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Notes. Peak has agreed to compensate the Placement Agent as follows: (i) a cash fee at Closing equal to 8% of the gross proceeds received by Peak from qualified Investors from each Closing; (ii) a cash fee related to any qualified investor that converts such Investor’s previously issued convertible notes received on or about April 28, 2023 into the Notes equal to 2% (the “Extension Notes”) (provided, however, that no such cash fees will be due with respect to any Notes and any Extension Notes issued to Dr. Hoyoung Huh and/or his affiliates (“Dr. Huh”)); (iii) shares of restricted stock of the Company equal to (A) 4% of the total number of shares of Common Stock received upon conversion of the Notes issued for new capital (excluding Dr. Huh); and (B) 1% of the total number of shares of Common Stock received upon conversion of the Extension Notes (excluding Dr. Huh).

3. Representations and Warranties of the Investors. Each Investor hereby represents and warrants to Peak upon the acquisition of a Note as follows:

(a) The Investor meets the definition of an “accredited investor” as that term is defined in Regulation D and has completely and accurately filled out the Accredited Investor Questionnaire attached hereto as Schedule A.

(b) The Investor acknowledges and agrees that the Notes are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Notes have not been registered under the Securities Act and that Peak is not required to register the Notes. The Investor acknowledges and agrees that the Notes may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to Peak or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to Rule 144 under the Securities Act or another applicable exemption from the registration requirements of the Securities Act, and, in each case, in accordance with any applicable securities laws of the states of the United States and other applicable jurisdictions, and that any certificates or book entries representing the Notes shall contain a restrictive legend to such effect. The Investor acknowledges and agrees that the Notes will be subject to the foregoing transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Notes and may be required to bear the financial risk of an investment in the Notes for an indefinite period of time. The Investor acknowledges and agrees that the Notes will not immediately be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act, and that the provisions of Rule 144(i) will apply to the Notes. The Investor acknowledges and agrees that it has been advised to consult legal, tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Notes.

(c) The Investor acknowledges and agrees that the Investor is purchasing the Notes from Peak. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of Peak, or any of its affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of Peak expressly set forth in Section 2 of this Subscription Agreement.

(d) The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Notes, including the business of Peak and its subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges that it has reviewed Peak’s filings with the SEC. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and the Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Notes.

(e) The Investor became aware of this offering of the Notes solely by means of direct contact between the Investor and Peak, Peak or a representative of Peak, and the Notes were offered to the Investor solely by direct contact between the Investor and Peak or a representative of Peak. The Investor did not become aware of this offering of the Notes, nor were the Notes offered to the Investor, by any other means. The Investor acknowledges that the Notes (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Investor acknowledges that there have not been, and the Investor hereby agrees that it is not relying upon, and has not relied upon, any statement, covenant, agreement, representation or warranty made by any person, firm or corporation (including, without limitation, Peak, Peak, any of their respective affiliates or any control persons, officers, directors, employees, agents, representatives, legal counsel, financial advisors or accountants of any of the foregoing), other than the representations and warranties of Peak contained in Section 2 of this Subscription Agreement, in making its investment or decision to invest in Peak.

(f) The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Notes, including those set forth in Peak’s filings with the SEC. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Notes, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor acknowledges that the Investor shall be responsible for any of the Investor’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement, and that Peak has not provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by the Subscription Agreement.

(g) Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Notes and determined that the Notes are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in Peak. The Investor acknowledges specifically that a possibility of total loss exists.

(h) In making its decision to purchase the Notes, the Investor has relied solely upon independent investigation made by the Investor and the representations and warranties of Peak in Section 2.

(i) The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Notes or made any findings or determination as to the fairness of this investment.

(j) If the Investor is not an individual, the Investor has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(k) The execution, delivery and performance by the Investor of this Subscription Agreement, the purchase of the Notes hereunder, the compliance by the Investor with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach, violation or default, conflict with or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Investor pursuant to the terms of (a) any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, (b) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or undertaking, to which the Investor is a party, by which the Investor is bound or to which any of the property or assets of the Investor is subject, and (c) if the Investor is not an individual, the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature of the Investor on this Subscription Agreement is genuine, and the signatory has legal competence and capacity to execute the same or the signatory has been duly authorized to execute the same, and, assuming that this Subscription Agreement constitutes the valid and binding agreement of Peak, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(l) Neither the Investor nor, if the Investor is not an individual, any of its officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function, is (i) a person named on the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, the Sectoral Sanctions Identification List, or any other similar list of sanctioned persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), or any similar list of sanctioned persons administered by the European Union or any individual European Union member state, including the United Kingdom (collectively, “Sanctions Lists”); (ii) directly or indirectly owned or controlled by, or acting on behalf of, one or more persons on a Sanctions List; (iii) organized, incorporated, established, located or resident, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union or any individual European Union member state, including the United Kingdom; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). The Investor represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Investor also represents that it maintains policies and procedures reasonably designed to ensure compliance with sanctions administered by the United States, the European Union, or any individual European Union member state, including the United Kingdom, to the extent applicable to it. The Investor further represents that the funds held by the Investor and used to purchase the Notes were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

(m) If the Investor is or is acting on behalf of (i) an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, an “ERISA Plan”), or (iv) an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) or (iii) but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws,” and together with ERISA Plans, “Plans”), the Investor represents and warrants that (A) neither Peak nor any of its affiliates has provided investment advice or has otherwise acted as the Plan’s fiduciary, with respect to its decision to acquire and hold the Notes, and Peak is not the Plan’s fiduciary with respect to any decision in connection with the Investor’s investment in the Notes; and (B) its purchase of the Notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or any applicable Similar Law.

(n) The Investor is not a foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244).

(o) The Investor acknowledges that Peak continues to review the SEC Statement, Redeemable Share Classification Changes and their respective implications, including on the financial statements and other information included in its SEC Reports, and any restatement, revision or other modification of the SEC Reports relating to or arising from such review, any subsequent related agreements or any other guidance from the Staff of the SEC with respect to the SEC Statement or Redeemable Share Classification Changes shall be deemed not material for purposes of this Subscription Agreement.

(p) The Investor acknowledges that the Company has engaged Paulson Investment Company, LLC (“Placement Agent”) to the be exclusive Placement Agent for the offering of the Notes. As compensation for its services, the Company shall, at each closing pay the Placement Agent a cash commission equal to 8% of the gross proceeds received by the Company from Investors introduced by the Placement Agent from such Closing. The cash fee related to the conversion of the Existing Notes will be 2%; provided, however, that no cash fee will be due with respect to any Notes issued to Dr. Hoyoung Huh and/or his affiliates. Additionally, subject to the exclusion with respect to Dr. Hoyoung Huh, upon conversion of the Notes into Common Stock, the Placement Agent will receive shares of restricted Common Stock of the Company equal to (i) 4% of the total number of shares of Common Stock received upon conversion of the Notes issued by the Company in the Offering for new capital and (ii) 1% of the total number of shares of Common Stock received upon conversion of the Notes issued in exchange for the Existing Notes (in each case, excluding Notes and Extension Notes received in the Offering by Dr. Hoyoung Huh and/or his affiliates). In addition, the Company may engage a secondary placement agent and pay certain fees with respect to Investors introduced by such secondary placement agent, the terms of which have been disclosed to such Investors.

(q) The Investors acknowledges that no broker or finder is entitled to any brokerage or finder’s fee or commission payable by the Investor solely in connection with the sale of the Notes to the Investor based on any arrangement entered into by or on behalf of the Investor.

4. No Hedging. Each Investor hereby agrees that neither it, its controlled affiliates, nor any person or entity acting on its or its controlled affiliates’ behalf or pursuant to any understanding with it, (i) shall execute any short sales (as such term is defined in Regulation SHO under the Exchange Act, 17 CFR 242.200) (“Short Sales”) or engage in other hedging transactions of any kind with respect to the Notes or the capital stock of Peak or execute Short Sales or engage in any other hedging transactions or the purchase or sale of the capital stock or other securities of a prospective Surviving Corporation (as defined in the Note) in a manner affecting the Conversion Price (as defined in the Note), during the period from the date of this Subscription Agreement through the date of the earlier of (i) the conversion of the Notes into capital stock of Peak, and (ii) the Maturity Date (as defined in the Notes). Nothing in this Section 4 shall prohibit (x) any other investment portfolios or departments or groups of Investor that have no knowledge of this Subscription Agreement or of the Investor’s participation in this transaction from entering into any short sales or engaging in other hedging transactions or (y) any portfolio company or third-party investment manager engaged by Investor that may engage in any short sales or hedging transactions on Investor’s behalf, if such portfolio company or third-party investment manager has not been directed or instructed to engage in short sales or hedging transactions with respect to the Notes or capital stock of Peak by the Investor or any of the persons that are subject to the foregoing.

5. Registration Rights. Upon Peak’s next equity financing after the date hereof (the “Next Financing”) in which Peak provides future investors with registration rights, Peak will provide substantially equivalent registration rights to the Investors with respect to the shares of Common Stock into which the Notes and outstanding warrants are convertible, subject to such Investor’s execution of any documents executed by the investors purchasing securities in the Next Financing.

6. Miscellaneous.

(a) Any provision of this Subscription Agreement may be amended, waived or modified only upon the written consent of Peak and Investors holding more than 50% of the aggregate outstanding principal amount of all Notes outstanding on the date of such amendment, waiver or modification; provided, however, that no such amendment, waiver or modification shall: (i) reduce the principal amount of this Note without Investor’s written consent, or (ii) reduce the rate of interest of this Note without the respective Investor’s written consent. Any waiver or amendment effected in accordance with this Section shall be binding upon each party to this Subscription Agreement and any holder of any Note purchased under this Subscription Agreement at the time outstanding and each future holder of all such Notes.

(b) Neither this Subscription Agreement nor any rights that may accrue to the Investor hereunder (other than the Notes acquired hereunder, if any) may be transferred or assigned, other than an assignment to any fund or account managed by the same investment manager as the Investor or an affiliate thereof, subject to, if such transfer or assignment is prior to the Closing, such transferee or assignee, as applicable, executing a joinder to this Subscription Agreement or a separate subscription agreement in substantially the same form as this Subscription Agreement, including with respect to the Purchase Price and other terms and conditions, provided, that, in the case of any such transfer or assignment, the initial party to this Subscription Agreement shall remain bound by its obligations under this Subscription Agreement in the event that the transferee or assignee, as applicable, does not comply with its obligations to consummate the purchase of Notes contemplated hereby.

(c) The Investor acknowledges that Peak may file a form of this Subscription Agreement with the SEC as an exhibit to a current or periodic report or a registration statement of Peak.

(d) The Investor acknowledges that Peak will rely on the acknowledgments, understandings, agreements, representations and warranties of the Investor contained in this Subscription Agreement. Prior to the Closing, the Investor agrees to promptly notify Peak if any of the acknowledgments, understandings, agreements, representations and warranties of the Investor set forth herein are no longer accurate.

(e) Peak and the Investor are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(f) All of the representations and warranties contained in this Subscription Agreement shall survive the Closing. All of the covenants and agreements made by each party hereto in this Subscription Agreement shall survive the Closing until the applicable statute of limitations or in accordance with their respective terms, if a shorter period.

(g) This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 6(d) and Section 6(e) with respect to the persons referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

(h) Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i) If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(j) Each party shall pay all of its own costs and expenses incurred in anticipation of, relating to and in connection with the negotiation and execution of this Subscription Agreement and the transactions contemplated hereby, whether or not such transactions are consummated.

(k) This Subscription Agreement may be executed in one or more counterparts (including by electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(l) The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(m) THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, TO THE EXTENT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE) SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN THIS SECTION 11(m) OF THIS SUBSCRIPTION AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE.

(n) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY

UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY; AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 11(n).

7. Non-Reliance and Exculpation. Each Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, Peak and any of its affiliates, any control persons, officers, directors, employees, partners, agents, representatives, legal counsel, financial advisors or accountants), other than the statements, representations and warranties of Peak expressly contained in Section 2 of this Subscription Agreement, in making its investment or decision to invest in Peak. The Investor acknowledges and agrees that none of (i) the other Investors pursuant to this Subscription Agreement related to the private placement of the Notes (including the other Investors’ respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), or (ii) any affiliates, or any control persons, officers, directors, employees, partners, agents or representatives of any of Peak shall be liable to the Investor, or to any other Investor, pursuant to this Subscription Agreement related to the private placement of the Notes, the negotiation hereof or thereof or the subject matter hereof or thereof, or the transactions contemplated hereby or thereby, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Notes.

8. Press Releases. Peak shall, by 9:00 a.m., New York City time, on the second business day immediately following the date of this Subscription Agreement, issue one or more press releases or furnish or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, the terms of this Subscription Agreement (excluding information specific to the individual Investors, except to the extent required by law), and any other material, non-public information that Peak, or any of its officers, employees or agents on behalf of Peak, has provided to the Investor at any time prior to the filing of the Disclosure Document. From and after the disclosure of the Disclosure Document, the Investor shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with Peak or any of its affiliates, and, to the knowledge of Peak, the Investor shall not be in possession of any material, non-public information received from Peak or any of its officers, directors, employees or agents. All press releases or other public communications relating to the transactions contemplated hereby between Peak and the Investor, and the method of the release for publication thereof, shall be subject to the prior approval of (i) Peak, and (ii) the Investor to the extent such press release or public communication references the Investor or its affiliates or investment advisers by name or any trademark owned by the Investor, its affiliates or its investment advisers. The restriction in this Section 8 shall not apply to the extent the public announcement is required by applicable securities law, any governmental authority or stock exchange rule; provided, that in such an event, the applicable party shall use its commercially reasonable efforts to consult with the other party in advance as to its form, content and timing.

9. Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email (in each case in this clause (iv), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows:

If to the Investor, to the address provided on the Investor’s signature page hereto.

If to Peak, to:

Peak Bio, Inc.

4900 Hopyard Road, Suite 100

Pleasanton, California 94588

Attention: Chief Executive Officer

Steve.lamond@peak-bio.com

(Signature Page Follows)

The parties have executed this Note Subscription Agreement as of the date first written above.

COMPANY

PEAK BIO, INC.

By:
Name:
Title:

[Signature page for Note Subscription Agreement]

INVESTOR:

(Investor)

By:

Name:
(print)

Title:

EIN:

Address:

[Signature page for Note Subscription Agreement]

EXHIBIT A

SCHEDULE OF INVESTORS

EXHIBIT B

FORM OF CONVERTIBLE NOTE